SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) :
August 19, 1996

SHARED TECHNOLOGIES CELLULAR, INC.

DELAWARE	1-13732			06-386411
(State or other	(Commission 		(I.R.S.
jurisdiction of	File Number)		Employer
incorporation)				Identification
					No.)


100 Great Meadow Road, Suite 102
Wethersfield, CT				06109
(Address of principal			(Zip Code)
executive offices)


Registrant's telephone number, including area code
(860)-258-2500


Total number of sequentially numbered paged in this
filing, including exhibits hereto:	 68



Item 5: Other Events


	On August 19, 1996 Shared Technologies Cellular,
Inc. ("STC" or the "Company") completed a $5 million
private placement of equity with International Capital Partners, Inc. ("ICP"), a Stamford, Conn. based investment firm and Shared Technologies Fairchild Inc. ("STFI"), an
affiliate of the Company.   Proceeds from the offering will be
used primarily for working capital.

The Company received gross proceeds from the
offering of $5 million, including the cancellation of $1,200,000 of preexisting debt to STFI. A commission of $125,000 was paid to ICP. Under the terms of the offering,
STC issued 500,000 shares of its newly issued Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Stock"). Each share of Series B Stock is convertible into the Company's Common Stock, $.01 par value,
("Common Stock") at an initial conversion rate of $3 to $4
per share, subject to certain adjustments. For each preferred share converted, the holder will receive a warrant to purchase such number of shares of Common Stock as each share of preferred B Stock is then convertible at an exercise price of
$3.00 per share.   The Series B Stock has immediate voting
rights similar to the Common Stock as if the holder held four
(4) shares of Common Stock for each share of such Series B
Stock.

Separately, the Company has engaged the services of ICP to provide certain financial advisory services to the Company for a period of one year. In consideration for such services, the Company has issued a five-year Common Stock Warrant to ICP for the purchase of 240,000 shares of the Company's
Common Stock at an exercise price of $3.00 per share and on terms substantially the same as those provided for in the Common Stock Warrants issued to the purchasers of the Series B Stock.

Ajit G. Hutheesing, a director of the Company, is Chairman and Chief Executive Officer of ICP.











Exhibit  	Description		             	             Page No.
 No.

4.1	Certificate of Designations,   	                   5
	Preferences and Rights of Series
	B Convertible Preferred Stock of
	Shared Technologies Cellular, Inc.
	dated August 19, 1996.

4.2	Series B Convertible Preferred Stock     17
	Purchase Agreement between International
	Capital Partners, Inc. and the Company
	dated August 19, 1996, (agreement
	between STFI and the Company is
	substantially the same), including form of Common Stock Warrant.


4.3	Equity Holders Agreement by and among 	   63
	International Capital Partners, Inc., Zesiger
	Capital Group, LLC and Shared
	Technologies Fairchild Inc. dated August
	19, 1996



































SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Shared Technologies Cellular, Inc.



			By: /s/ Vincent DiVincenzo
			           Vincent DiVincenzo
			           Chief Financial Officer
Date: September 5, 1996

































EXHIBIT B:


CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND
RIGHTS OF SERIES B CONVERTIBLE PREFERRED
STOCK
OF
SHARED TECHNOLOGIES CELLULAR, INC.

Shared Technologies Cellular, Inc., a corporation organized and existing under the General corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section
151 of Title 8 of the Delaware Code of 1953, said Board of
Directors, adopted resolutions providing for the creation of a series of the Corporation's Preferred Stock with powers, preferences, rights, qualifications, limitations and restrictions, which resolutions are as follows:

RESOLVED, that, pursuant to the provisions of 151(g) of the General Corporation Law of Delaware, and in exercise of the powers vested in the Board of Directors by paragraph fourth of the Corporation's Certificate of Incorporation, there be, and there is hereby, created and reserved a series of the Corporation's Preferred Stock with a par value of $.01, to be known and designated as "Series B Convertible Preferred
Stock" (hereinafter, "Series B Preferred"), such series of stock consisting of One Million Two Hundred Fifty Thousand
(1,250,000) shares, the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, are as follows:


1.	Liquidation. In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other class or series of the Corporation's capital stock by reason of their ownership thereof, an amount per share equal to the sum of
(a) the price at which such share was originally issued by the Corporation (the "Original Issue Price"), plus (b) an amount equal to a rate of return on such holder's investment for the period commencing on the Original Issue Date therefor and ending on the date full payment shall be tendered to the holders of the Series B Preferred with respect to such liquidation, dissolution, or winding up, equal to the product of (1) the Original Issue Price therefor and (2) Twelve
Percent (12%) per annum. If the assets or surplus funds to be distributed to the holders of the Series B Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

All of the preferential amounts to be paid to the holders of the Series B Preferred pursuant to this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any other class or series of the Corporation's capital stock in connection with such liquidation, dissolution or winding up.

2.	Conversion. The holders of the Series B Preferred
shall have conversion rights as follows (the "Conversion
Rights"):

a.	Right to Convert. Each share of Series B Preferred
shall be convertible at the option of the holder thereof at any time from the date of first issuance of such shares of Series B Preferred (the "Original Issue Date") and without the payment of any additional consideration therefor into that number of fully paid and non-assessable shares of Common
Stock as is determined by dividing Ten Dollars and No/100 ($10.00) by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall be the lesser of: (i) Four and No/l00 Dollars ($4.00) (this amount, as from time to time adjusted in the manner hereinafter provided, being referred to as the "Maximum Conversion Price"), or (ii) One Hundred Per Cent (100%) (this percentage, as from time to time adjusted in the manner hereinafter provided, being referred to as the "Adjusting Percentage") of the average closing bid price of the Common Stock quoted on the Nasdaq Stock Market or any exchange on which the Common Stock is listed (or the closing bid price of the Common Stock quoted in the Over-the-Counter Market Summary if not on the Nasdaq system or an exchange) for the forty (40) consecutive trading days preceding the date of conversion (the "Closing Price"). In no event shall the Conversion Price be less than Three and No/100 Dollars ($3.00) (this amount, as from time to time adjusted in the manner hereinafter provided, being referred to as the "Minimum Conversion Price"). The
Maximum and Minimum Conversion Prices and the
Adjusting Percentage shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible) as hereinafter provided.

b. Mechanics of Conversion. In the event that a holder of shares of Series B Preferred shall elect to convert the same into shares of Common Stock, such holder shall give written notice of such election (a "Conversion Notice") to the Corporation at the office of the Corporation. Such Conversion Notice shall state therein the holder's name or the names of the holder's nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number.
Such conversion shall be deemed to have been made on the date that the holder has given the Corporation a Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. A holder who has given a Conversion Notice shall promptly thereafter surrender the certificate or certificates evidencing the shares of Series B Preferred that have been converted, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, but the failure to promptly surrender such certificate or certificates shall in no way effect the right or time of conversion. The Corporation shall, as soon as practicable after receipt of the certificate or certificates evidencing the shares of Series B Preferred that have been converted, issue and deliver to the holder of Series B
Preferred who has given such Conversion Notice, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled

c.	Adjustments to Conversion Price for Diluting Issues.

(1)	Special Definitions.  For purposes of this Section
2.c., the following definitions shall apply:
(a)	"Option" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common
Stock or Convertible Securities.

(I))   "Original Issue Date" shall mean the date on which the
first share of Series B Preferred was issued.
(c)	"Convertible Securities" shall mean any evidences of
indebtedness, shares (other than Series B Preferred) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(d)	"Additional Shares of Common Stock" shall mean
all shares of Common Stock issued (or deemed to be issued) by the Corporation after the Original Issue Date.

(e)	"Dilutive Issue" shall mean the issuance by the
Corporation of Additional Shares of Common Stock
(including Additional Shares of Common Stock deemed to be issued) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue and for which no adjustment is made pursuant to Section 2.c.(5).

(2)	Issue of Options and Convertible Securities Deemed
Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities and the consideration per share to be paid upon exercise or conversion of such Options or Convertible Securities is less than the Conversion Price in effect on the date of, and immediately prior to the issue of such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common
Stock are deemed to be issued no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(3)	Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock in a Dilutive Issue. In the event of a Dilutive Issue, the following adjustments shall be made:

If the percentage determined by dividing the consideration per share received by the Corporation in the Dilutive Issue by the then Closing Price (the "Test Percentage") is less than the then effective Adjusting Percentage, the Adjusting Percentage shall be reduced to the Test Percentage and such percentage shall be the basis for all future adjustments. Upon such adjustment the Maximum and Minimum Conversion Prices shall be reduced by the dollar amount equal to the difference between the Conversion Price on the date of the Dilutive Issue and the consideration received by the Corporation in such Dilutive Issue.

The foregoing notwithstanding, no adjustment shall be made under this Section 2.c.(3):


(a)	upon the conversion or exchange of shares of Series
B Preferred into any other instrument or shares of capital stock prior to January 1, 1998;

(1,)	upon the exercise of Warrants held by holders of
Series B Preferred;

(c)	upon the issuance of up to ten per cent (10%) of the
then issued and outstanding shares of Common Stock of the Corporation pursuant to Options granted to officers, directors or employees of, or consultants to, the Corporation under any stock option, incentive, bonus or compensation program;

(d)	for which adjustment is made in the Conversion
Price pursuant to Section 2.c.(5); or

			(e)	if the amount of such
reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.


 (4)	Determination of Consideration. For purposes of this
Section 2.c., the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)	Cash and Property: Such consideration shall: (A)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends; and (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors.

(1) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
Section 2.c.(2), relating to Options and Convertible
Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(5)	Adjustment for Dividends. Distributions.
Subdivisions. Combinations or Consolidation of Common
Stock.

(a)	Stock Dividends. Distributions or Subdivisions. In
the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend, or make any other distribution on the Common
Stock, payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Minimum and Maximum
Conversion Prices shall be proportionately decreased to reflect such dividend, distribution or subdivision as of: (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(b)	Combinations or Consolidations. In the event the
outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Minimum and Maximum Conversion Prices in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(6)	Adjustment for Reclassification or Reorganization.
In case of any capital reorganization or reclassification of the capital stock of the Corporation (other than a reclassification covered in Section 2. c. (5)(b)), each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment
(as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred.

(7)	No Impairment. The Corporation will not, by
amendment, of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

(S)	Certificate as to Adjustments. Upon the occurrence
of each adjustment or readjustment of the Adjusting
Percentage and the Minimum and Maximum Conversion
Prices pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Minimum and Maximum Conversion Prices and the Adjusting Percentage at the time in effect, and (iii) the number of shares of Common
Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B
Preferred.

(9)	Notices of Record Date. In the event of (i) any taking
by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred at least twenty (20) days (thirty
(30) days in the case of an acquisition of the Corporation through a merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties) prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(10)	Common Stock Reserved. The Corporation shall
reserve and keep available out of its authorized but unissued
Common Stock such number of shares of Common Stock as shall be sufficient to effect conversion of the Series B
Preferred. The number of shares so reserved shall be determined and revised twice a year, as of January 1 and June
30.

d.	Additional Adjustments to Conversion Price. In the
event that within the period beginning on the day after the date that shares of the Series B Preferred are first issued, and ending on and including the one hundred eighty-first (181st) day following the date that shares of the Series B Preferred are first issued, the Corporation fails to obtain an aggregate of Five Million and No/100 Dollars ($5,000,000.00) in
Qualified Capital (as hereinafter defined) the Minimum
Conversion Price and the Maximum Conversion Price shall be reduced by Fifty Cents ($0.50). As used herein, the term "Qualified Capital" shall mean any combination of the following (1) the proceeds (net of commissions and selling expenses) from the sale of capital stock of the Corporation and (2) up to Two Million Five Hundred Thousand and
No/100 ($2,500,000.00) in aggregate principal amount of a revolving loan facility entered into with an institutional lender, provided that such facility (A) commences during the aforesaid period ending on the one hundred eighty-first
(181st) day following the date that the shares of Series B Preferred are first issued, (B) has an expiration date of no less than twelve (12) months from the date such facility first commences (the "Available Period") and (C) shall entitle the Corporation to borrow, repay and reborrow such principal amount during the Available Period under terms and conditions usual for such facilities.

3. Voting Rights. Except as otherwise expressly provided herein or as required by law, each holder of Series B Preferred shall be entitled to vote on all matters submitted to the shareholders of the Corporation for a vote, as though the Common Stock and the Series B Preferred constituted a single class of stock, provided that the holder of a share of Series B Preferred shall be entitled to vote together with the Common Stock as if such holder held four (4) of shares of Common Stock for each of his shares of Series B Preferred then convertible in accordance with Section 2 above.

4.	Dividend Rights. There shall be no dividends
payable on the Series B Preferred.

5. Board Participation. The Board of Directors shall consist of not more than seven (7) members., four (4) of which shall be elected by holders of Series B Preferred as a class. At least two (2) of the director(s) elected by holders of Series B
Preferred as a class shall be mandatory member(s) of the Compensation Committee of the Board of Directors.

6.	Optional Redemption.

a.	Election. At any time after August 19, 1997, in the
event that the closing bid price for the Common Stock quoted on the Nasdaq Stock Market or any exchange on which the Common Stock is listed (or the closing bid price of the Common Stock quoted in the Over-the-Counter Market
Summary if not on the Nasdaq system or an exchange) exceeds Seven and No/100 Dollars ($7.00) per share for forty
(40) consecutive trading days, the Corporation may redeem all but not less than all of the shares of Series B Preferred that are then issued and outstanding, at a redemption price equal to the Original Issue Price therefor, upon sending written notice of such redemption to each holder of the Series B
Preferred in the manner set forth herein on the day immediately following such forty (40) consecutive trading days. The Corporation may not redeem any shares of Series B Preferred unless funds are then legally available for the redemption of all shares of the Series B Preferred. Holders of shares of the Series B Preferred shall continue to be entitled to convert such shares into Common Stock prior to the Optional Redemption Date (as hereinafter defined).

b.	Notice. Notice of redemption shall be sent by
certified or registered mail (return receipt requested), postage prepaid to each holder of record of shares of Series B
Preferred at such holder's address as it appears on the records of the Corporation. Such notice shall specify the date set for redemption (the "Optional Redemption Date"), which date shall be at least thirty-five (35) days following the date upon which the Corporation has sent notice of redemption and no greater than forty-five (45) days following the date upon which the Corporation has sent notice of redemption. Any holder of shares of Series B Preferred who converts such shares during any period in which there is notice of redemption outstanding under this Section 6 shall be deemed, for all purposes, to have reduced the number of shares of Series B Preferred to be redeemed from him by the number of shares so converted. In the event that a notice of redemption is given under this Section 6, the Corporation shall be obliged to redeem all of the shares of the Series B Preferred on the Optional Redemption Date by payment of the Original Issue
Price or Original Issue Prices therefor as provided herein, subject to such shares being previously converted by the holder as provided above. Upon such redemption and payment as provided herein, the holder of the shares of Series
B Preferred shall have no further right or interest in such shares.

c.	Rights Following Redemption. If, on or before the
Optional Redemption Date the funds necessary for such redemption shall have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the shares of Series B Preferred, then, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after the Optional Redemption Date, and all rights of holders of such shares shall forthwith, after the Optional Redemption Date, cease and terminate, excepting only the right to receive the redemption funds therefor to which they are entitled, but without interest. Any interest accrued on funds so deposited and unclaimed by shareholders entitled thereto shall be paid to the Corporation from time to time. In case the holders of shares of Series B Preferred shall not, within six years after the Optional Redemption date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit of the right of conversion thereof, or otherwise, shall be returned to the Corporation forthwith.

d.	Rights Upon Failure to Redeem. If the Corporation
for any reason fails to redeem any of the shares of Series B Preferred in accordance with this Section 6 on the Optional Redemption Date, then notwithstanding anything to the contrary contained in this Certificate of Incorporation, all shares of Series B Preferred then outstanding shall continue to be entitled to the conversion and other rights, preferences and privileges of the Series B Preferred until such shares have been redeemed and the Optional Redemption Price has been paid or otherwise set aside with respect thereto.

7.	Mandatory Redemption.

a.	Election. In the event that the sum of the
Corporation's EBITDA (as hereinafter defined) for the years ended December 31, 1996 and December 31, 1997 is less than Five Million and No/l00 Dollars ($5,000,000.00), each holder of shares of the Series B Preferred shall have the right to require the Corporation to redeem such holder's shares at a per share redemption price (the "Mandatory Redemption
Price") equal to the sum of (i) the Original Issue Price therefor, plus (ii) a rate of return on investment for the period commencing on the Original Issue Date therefor and ending on the Mandatory Redemption Date (as hereinafter defined), equal to the product of (1) the Original Issue Price therefor and (2) Twelve Percent (12%) per annum. Each holder desiring to require the Corporation to redeem such holder's shares of Series B Preferred shall give written notice thereof to the Corporation at its principal office at least ten (10) days before the requested date of redemption (the "Mandatory Redemption Date"). Upon the Mandatory Redemption Date, such holder shall surrender the certificate or certificates for his shares of the Series B Preferred, duly endorsed, at the office of the Corporation in exchange for payment of the Mandatory Redemption Price. Upon redemption and payment as provided herein, such holder shall have no further interest in the Series B Preferred.

b.	Available Funds. If at the time at which redemption
is demanded sufficient funds are not legally available for such redemption on the Mandatory Redemption Date to redeem all of the shares of Series B Preferred then required to be redeemed, any and all such unredeemed shares shall thereafter be promptly redeemed, at such time and to the extent that funds of the Corporation become legally available therefor. The shares of the Series B Preferred that are subject to redemption but that have not been redeemed and as to which the Mandatory Redemption Price is not paid due to insufficient legally available funds, or otherwise, shall continue to be entitled to the conversion and other rights, preferences and privileges of the Series B Preferred until such shares have been redeemed and the Mandatory Redemption
Price has been paid with respect thereto. In the event that insufficient funds are legally available on any Mandatory Redemption Date to redeem all shares of Series B Preferred for which the holders thereof have required redemption, the number of shares to be redeemed of each holder of shares of Series B Preferred that has requested redemption on such Mandatory Redemption Date shall be determined by the Board of Directors, acting in good faith, considering the funds available for redemption and the Original Issue Prices of the shares to be redeemed, and with the intent to redeem a pro rata number of shares from each holder based upon the aggregate number of shares held by such holder.

c.	EBITDA. As used herein the term "EBITDA" means
the sum of the Corporation's (i) net income (or net loss) from continuing operations (excluding extraordinary items of income or expense), plus (ii) all interest expense, plus (iii) income tax expense, plus (iv) depreciation expense, plus (v) amortization expense. All calculations shall be in accordance with generally accepted accounting principles (as in effect from time to time in the United States of America), consistently applied, and shall be based upon the Corporation's audited year end financial statements for the years for which such calculations are being made.

8. Other Rights and Privileges. So long as any shares of Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty (50%) percent of the then outstanding shares of Series
B Preferred:

a.	alter, change or amend the preferences, rights,
privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred generally;

b.	authorize, create or issue any other class of stock or
series of Preferred Stock or other equity securities having any preference or priority as to dividends or assets upon liquidation superior to or on a parity with any such preference or priority of the Series B Preferred;

c.	merge into another corporation or entity with the
result that the holders of capital stock of the Corporation after giving effect to the exercise of all then exercisable Options and Convertible Securities would own less than fifty (50%) percent of the capital voting stock of the surviving entity or sell all or substantially all of the assets of the Corporation;

d.	pay or declare any dividend or distribution on any
shares of Common Stock or other securities of the Corporation;

e.	increase or decrease the number of directors
constituting the Board of Directors;

f.	apply any of its assets to the redemption, retirement,
purchase or other acquisition directly or indirectly, through subsidiaries, if any, or otherwise, of any shares of its capital stock; or

g.	effect a recapitalization or reorganization or
reclassification of the capital stock of the Corporation.


IN WITNESS WHEREOF, the undersigned, being the duly authorized President of the Corporation, has executed and delivered this Certificate on this 16th day of August, 1996.

SHARED TECHNOLOGIES CELLULAR, INC.


 By: ____________________________________
 President


	SERIES B CONVERTIBLE PREFERRED STOCK
	PURCHASE AGREEMENT


	This Agreement dated as of August 19, 1996 is by and among Shared Technologies Cellular, Inc., a Delaware corporation, with its principal place of business in Wethersfield, Connecticut (the "Company"), those purchasers identified in Exhibit A attached hereto (individually, a "Purchaser" and collectively, the "Purchasers"), and International Capital Partners, Inc., a Connecticut corporation with its principal place of business in Stamford, Connecticut ("ICP").

	In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

	Authorization and Sale of Series B Convertible
Preferred Stock and Warrant

		Authorization of Series B Preferred Stock.
The Company has duly authorized the sale and issuance of up to One Million Two Hundred Fifty Thousand (1,250,000) shares of its Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, a copy of which is attached hereto as Exhibit B (the "Certificate of Designations"). The Company has duly filed with the Secretary of State of the State of Delaware such Certificate of Designations.

		Authorization of Warrants.  The Company
has duly authorized the issuance of warrants (the "Warrants") entitling the holder or holders thereof to purchase an aggregate number of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), equal to the aggregate number of shares of common stock issuable upon conversion of such holder's or holders' shares of Series B Stock into Common Stock, at a per share exercise price equal to Three and No/100 Dollars ($3.00). Upon each conversion of shares of Series B Stock into Common Stock by any holder thereof, the Company shall issue Warrants to such holder, entitling such holder to purchase thereunder a number of shares of Common Stock equal to the number of shares issued to such holder upon such holder's conversion of such shares of Series B Stock into Common Stock. Each such Warrant shall be in the form of Exhibit C, with appropriate insertions.


		Sale of Series B Preferred Stock to the
Purchasers. Subject to the terms and conditions of this Agreement, the Company hereby sells and issues to each Purchaser, and each Purchaser hereby severally purchases from the Company, at a purchase price of $10 per share, the number of shares of Series B Stock that appears in front of such Purchaser's name in Exhibit A, for an aggregate of 250,000 shares of the Series B Stock and an aggregate purchase price of $2,500,000 (the "Aggregate Purchase
Price").

		Advisory Fees. Subject to the terms and conditions of this Agreement, the Company agrees to pay ICP at the Closing (as hereinafter defined) a cash fee equal to 5% of the Aggregate Purchase Price (the "Initial Advisory Fee"). In the event that during the period ending on the one hundred eightieth (180th) day following the Closing, the Company pays or becomes obligated to pay any broker or financial intermediatory compensation for any equity financing made or to be made in the Company (an "Equity Financing") and the amount of such compensation is greater than 5% of the gross amount of such Equity Financing, the Company shall promptly pay ICP such additional compensation (the "Supplemental Advisory Fees") so that, together with all amounts previously paid to ICP pursuant to this Section, the percentage of the Aggregate Purchase Price received by ICP as compensation pursuant to this Section shall equal the same percentage of the gross amount of the Equity Financing that was paid or is payable to such other broker or financial intermediary.

		Use of Proceeds.  The Company shall use
the net proceeds from the sale of the Series B Stock for the purposes of and in a manner consistent with Exhibit D, attached hereto.

	The Closing. The closing (the "Closing") of the sale and purchase of the Series B Stock pursuant to this Agreement has taken place simultaneously with the execution of this Agreement at the Hartford offices of Pepe & Hazard, counsel for ICP. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Company has delivered to each Purchaser a stock certificate representing the shares of Series B Stock acquired hereby, registered in the name of such Purchaser (or its nominee) and the Purchasers have delivered to the Company the purchase price for the shares of Series B Stock acquired hereby. The Company also has delivered: (i) the Initial Advisory Fee to ICP, (ii) the documents set forth in Section 5 to its Purchasers, and (iii) the fees and disbursements of ICP's counsel which were reflected on statements of such counsel delivered at or before Closing (the Company shall promptly pay additional fees and disbursements of such counsel which were not reflected in such statements upon receipt of supplemental statements from such counsel after the Closing).

	Representations and Warranties of the Company.
Except as disclosed in the Disclosure Schedule hereto by reference to specific sections of this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

		Organization and Corporate Power  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) of the Company. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform the obligations incurred or to be incurred under this Agreement and the Warrants, and generally to carry out the transactions contemplated hereby. The copies of the Restated Certificate of Incorporation, the amendments to the Certificate of Incorporation, and the Certificate of Designations (together, the "Certificate") and Bylaws of the Company, as amended to date, that have been furnished to counsel for the Purchasers by the Company, are correct and complete at the date hereof. Except as set forth in the Disclosure Schedule, the Company is not in violation of (a) any material agreement or instrument relating to accounts payable arising in the ordinary course of the Company's business, or (b) any term of the Certificate or By-laws, or (c) any term of any other agreement or instrument, or any judgment, decree, order law, statute, rule, authorization or government regulation, in each case applicable to the Company or to which the Company is a party or by which it or any of its properties is bound.

		Authorization. This Agreement is and the Warrants when issued will be (the Agreement and the Warrants being collectively referred to as the "Financing Documents") the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity.
The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Series B Stock, in accordance with this Agreement, the issuance and delivery of the Warrants and the shares of Common Stock issuable upon conversion of the Series B Stock and the issuance and delivery of the shares of Common stock issuable upon the exercise of the Warrants, have been duly authorized by all necessary corporate action on the part of the Company, and such Series B Stock, Warrants and Common Stock have been reserved for issuance prior to the Closing. The Series B Stock, the Warrants issuable upon conversion of the Series B Stock and the shares of Common Stock issuable upon conversion of the Series B Stock and upon the exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable. Other than required filings under applicable state securities laws, no consent, approval, or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of the Company in connection with the execution and delivery of the Financing Documents, or the issuance and delivery of the Series B Stock and the Warrants in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby.

		Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consisted of (a) 10,000,000 shares of Common Stock, 4,598,402 of which shares are issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, zero (0) of which are issued and outstanding, and 1,000,000 of which have been reserved to be issued and sold pursuant to this Agreement and to other investors. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and all securities previously issued and sold by the Company were issued and sold in compliance with applicable Federal and state securities laws. Except as set forth in the Disclosure Schedule, no other shares of the Company's capital stock or securities convertible into or exchangeable for shares of the Company's capital stock have been issued or reserved for issuance, and except as contemplated by the Financing
Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (b) there is not any commitment or offer of the Company to issue any subscription, warrant (other than the Warrants), option, convertible security or other such right to issue or distribute to holders of any shares of its indebtedness or assets of the Company, (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (d) there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws. Except as contemplated by this Agreement, no person or entity is entitled to (a) any preemptive or similar right with respect to issuance of any capital stock of the Company, or (b) any rights with respect to the registration of any capital stock of the Company under the Securities act of 1933, as amended.

		Stockholder Agreements.  The Disclosure
Schedule contains a list of all shareholders holding five per cent (5%) or more of the issued and outstanding shares of capital stock of the Company, and of all the holdings of capital stock of the Company owned beneficially or of record by officers and directors of the Company. There are no agreements, written or oral, between the Company and any of the holders of the Company's capital stock, or between or among any holders of the Company's capital stock, relating to the acquisition, disposition or voting of such capital stock.

		Subsidiaries. Except as set forth in the Disclosure Schedule, the Company has no subsidiaries and does not own directly or indirectly, any interest in any corporation, association or business entity.

		SEC Filings.	  Except as set forth in the
Disclosure Schedule, the Company has timely filed all reports and other documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934
Act"), the Securities Act of 1933, as amended (the "1933 Act"), and rules and regulations promulgated thereunder. No filing made under the 1933 Act, or the 1934 Act contains any false or misleading statement or omits to include any statement necessary to make the statements therein contained not misleading.

		Projections; Financial Statements.  The
Company has furnished to the Purchasers a correct and complete copy of the Company's financial projections for the year(s) ending December 31, 1996 and December 31, 1997, a copy of which are attached hereto as Exhibit E (the "Projections"). The Projections were prepared based upon good faith assumptions and represents the Company's reasonable estimate of future results based on information available as to the date of the Projections. Included in the Disclosure Schedule are (a) the audited balance sheet of the Company ("Balance Sheet") as of December 31, 1995 (the "Audited Balance Sheet Date") and related statements of operations, statements of stockholder's equity and statements of cash flows for the then year ending, and (b) the Company's Form 10Q for the period ending June 30,1 996 (collectively, the "Financial Statements"). The Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, are correct, complete and in accordance with the books and records of the Company in all material respects, and fairly and accurately present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby.


		Absence of Undisclosed Liabilities. Except as and to the extent expressly disclosed in the Financial Statements, the Company does not know of any liabilities of a type required under generally accepted accounting principles to be disclosed therein as of the respective dates thereof.

		Absence of Certain Developments. Since
the Audited Balance Sheet Date, other than as previously disclosed to ICP, there has been (a) no material adverse change in the condition (financial or otherwise) of the Company or in the assets, liabilities, properties or business of the Company, (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of any of the capital stock of the Company, (c) no waiver of any material right of the Company or cancellation of any material debt or claim held by the Company, (d) no loan by the Company to any officer, or director, employee or stockholder of the Company, or any agreement or commitment therefor, (e) no material loss, destruction or damage to any property of the Company whether or not insured, (f) no labor disputes involving the Company and no material change in the personnel of the Company or the terms and conditions of their employment, and (g) otherwise than for fair value and in the ordinary course of business no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Company.

		Title to Properties. Except as otherwise disclosed in the Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, all of the properties and assets owned or used by it or located on its premises, free and clear of all liens, restrictions or encumbrances. All machinery, equipment and other tangible assets included in such properties is in good condition and repair, reasonable wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law, or regulation applicable to the operation of its owned properties. The Company, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied, where such violation would have a material adverse effect on the Company's condition (financial or otherwise), properties or business.

		Tax Matters. Except as set forth in the Disclosure Schedule, to its knowledge, the Company has filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due, or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the income tax returns of the Company, the Company, has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year.

		Contracts and Commitments.  Included as
part of the Supplemental Disclosure Schedule to be delivered to the Purchasers within thirty days following the Closing will be a list of all agreements of any nature to which the Company is a party or by which it or any of its properties are bound which are material to the conduct and operations of its business and properties. All such agreements are valid, binding and in full force and effect. Except as will be set forth in the Supplemental Disclosure Schedule, the Company
(a) is not a party to any material contract, obligation or commitment, and (b) does not have any (i) employment contracts other than the employment agreements with its corporate officers, members of its board of directors, and certain division directors (collectively, the "Key Employees");
(ii) stock redemption or purchase agreements; (iii) financing agreements; (iv) licenses; (v) distributor or sales representative agreements; (vi) agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons; (vii) leases; (viii) agreements relating to product development; or (ix) pension, profit-sharing, retirement or stock option plans. To the Company's knowledge, no Key
Employee is a party to any outstanding contract, obligation or commitment with any prior employer. Neither the Company nor any of its employees, officers or directors is a party to any oral or written contract or agreement prohibiting them from freely competing or engaging in the business or businesses of the Company anywhere in the world except for any such agreements between the Company and its employees. The
Company is not in default under any material contract, obligation or commitment, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the best knowledge of the Company, no Key Employee is in default under any contract, obligation or commitment with any of their former employers, the effect of which default could have a materially adverse effect upon the Company, and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The Company is not a party to any contract or arrangement which under circumstances now foreseeable is likely to have a material adverse effect on the business, properties or prospects of the Company.

		Proprietary Rights; Employee Restrictions.
Except as disclosed in the Disclosure Schedule, the Company has ownership of or license to use all patent, copyright, trademark or other proprietary rights used or to be used in its business as presently conducted or contemplated and, to the best knowledge of the Company, neither the present nor contemplated business, activities or products of the Company infringe any such patent, copyright, trademark or other proprietary rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any such rights of such person. To the best knowledge of the Company, the Company has the right to use, free and clear of claims or rights of others, all trade secrets and know-how, including without limitation:
customer lists, manufacturing processes, hardware designs, programming processes, software and other trade secrets or know-how required for or incident to its products or its business as presently conducted or contemplated. The
Company has taken all steps required to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology. The Company is not aware of any infringement by others of its copyrights, trademarks or other proprietary rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the best knowledge of the Company, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company. To the best knowledge of the Company, the activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees may have with former employers.

		Effect of Transactions.  The execution,
delivery and performance by the Company of this Agreement and the offering, issuance and sale of (a) the Series B Stock,
(b) the Warrants and the Common Stock issuable upon conversion of the Series B Stock and (c) the Common Stock issuable upon the exercise of the Warrants do not and will not conflict with or result in any violation of, breach of or default under any contract, obligation or commitment of the Company, or any charter provision, by-law or corporate restriction of the Company, or result in the creation of any lien, charge, security interest or encumbrance of any nature upon any of the properties or assets of the Company, except pursuant to this Agreement, or violate any instrument, agreement, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or to which the Company is a party or by which it or any of its properties is bound.

		Litigation. Except as otherwise disclosed in the Disclosure Schedule, there is no action, suit, proceeding or claim or governmental inquiry pending or, to the best knowledge of the Company, threatened (a) against the Company or otherwise affecting any of its properties or assets, or (b) against any director, officer or Key Employee which may materially and adversely effect the business, properties, assets or financial condition of the Company or (c) which may call into question the validity, or materially hinder the enforceability or performance, of the Financing Documents, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which such action, suit, proceeding, inquiry or investigation might properly be instituted.

		Securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4, the offer, issuance and sale of (a) the Series B Stock, (b) the Warrants issuable upon conversion of the Series B Stock, (c) the Common Stock issuable upon conversion of the Series B Stock and (d) the Common Stock issuable upon exercise of the Warrants in accordance with this Agreement are and will be in compliance with applicable federal and state securities laws, as presently in effect.

		Business. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted or contemplated, and the absence of which would have a material adverse effect on the Company's business.

		Books and Records.  The minute books of
the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof.  The stock
ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.
18
		Environmental Compliance.  The Company
(a) has never violated, and is presently in compliance with, all federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, and by-laws ("Environmental Laws") applicable to its business and properties; (b) has not generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product ("Hazardous Materials") as defined under any Environmental Law, or any solid waste, and has no knowledge of the release or threat of release of any Hazardous Materials from its products, properties or facilities; (c) has not (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties of facilities, (ii) received notice under the citizen suit provision of any Environmental
Law in connection with its business or any of its properties or facilities, (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has no reason to believe that any matters described in (i)-
(iv) above will be forthcoming. No lien has been imposed on any of the properties or facilities of the Company by any governmental agency at the federal state, or local level in connection with the presence of any Hazardous Materials.

		Information Supplied to Purchasers.
Neither this Agreement, the Disclosure Schedule and Exhibits attached hereto, the other Financing Documents nor any document, certificate, projection or statement furnished to the Purchasers by or on behalf of the Company contains any untrue statement of a material fact, and neither this Agreement, the Disclosure Schedule and Exhibits attached hereto, the other Financing Documents nor such other documents, projections, certificates and statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

		Brokerage.  Except as set forth in Section
1.4 hereof, there are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement from the Company or based on any arrangement or agreement made by or on behalf of the Company.

		Employee Benefit Plans.  The Company
does not maintain or contribute to any employee benefit plans other than the plans identified on the Supplemental
Disclosure Schedule that the Company shall deliver within thirty days of the date hereof.. The Company is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company for the benefit of its employees and, to the best knowledge of the Company, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. The Company does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing or deferred compensation plan or program.
The Company is not required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. The Company has never maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section, the term "Company" includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

		Employees. The Company is not aware that any officer, director, executive or key employee of or consultant to the Company has any plans to terminate his relationship to the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union or covered by any collective bargaining agreements, the Company is not aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to its employees, and there is no labor strike or other labor trouble pending or threatened and with respect to the Company.

	Representations and Warranties of the Purchasers.

	Each Purchaser represents and warrants to the Company as follows:

		Investment. Such Purchaser is acquiring the Series B Stock and the shares of Common Stock into which the Series B Stock are convertible, and such Purchaser will acquire the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except for transfers permitted without provision of an opinion of counsel in conformity with the legend appearing on certificates representing the Series B Stock and that will appear on the Warrants. Such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

		Authority. Such Purchaser (if a corporate entity) has full power and authority to execute, deliver and perform this Agreement in accordance with its terms. Such Purchaser has not been organized, reorganized, or recapitalized specifically for the purpose of investing in the Company. This Agreement is a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity.

		Experience. Such Purchaser has adequate net worth and means to provide for its current needs and contingencies and the financial capacity to sustain a complete loss of its investment in the Company.

		Accredited Investor.  Such Purchaser is an
"accredited investor" as defined in Rule 501 of Regulation D adopted under the Securities Act of 1933, as amended.

	Conditions Precedent to Closing. This Agreement shall be effective only upon the satisfaction of each condition precedent contained in this Section. At or prior to the Closing the Company shall have delivered to the Purchasers the following, satisfactory in form and substance to each
Purchaser:

	1		An opinion from Gadsby &
Hannah, counsel to the Company, dated as of the Closing date, addressed to the Purchasers, and substantially in the form attached hereto as Exhibit F;

	2		Certified copies of the Certificate
as amended, of the Company as in effect immediately prior to the Closing, and a certificate, as of the most recent practicable date, of the Secretary of State of the State of Delaware as to the Company's corporate good standing;

	3		A certificate of the Secretary of the
Company dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing the Financing Documents and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of the Company, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of the Financing
Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby; and

	4		All consents and waivers required
in connection with the Company's issuance of the Series B
Stock and the Warrants including, but not limited to, the consents and waivers of H.J. Meyers & Co., Inc.

	 	Evidence satisfactory to ICP that (a) the Company is indebted to Shared Technologies Fairchild Incorporated ("STFI") in the amount of $2,500,000, (including without limitation a copy of the promissory notes evidencing such indebtedness), and (b) concurrently with the issuance and sale and purchase of the Class B Stock by the Purchasers at the Closing, pursuant to terms and conditions substantially identical to the terms and conditions contained in this Agreement (including without limitation with respect to the issuance of warrants substantial identical to the Warrants), and otherwise satisfactory to ICP, (i) such $2,500,000 has been converted into 250,000 shares of Class B Preferred Stock at the conversion price of $10 per share, and
(2) the right to warrants in connection with the terms of such indebtedness have been canceled.

	6	 	All other documents, instruments
and agreements that the Purchasers shall reasonably require in connection with this Agreement.

	Certain Covenants of the Company.

 .	A.  The Company covenants and agrees that for so
long as ICP or one or more Purchasers, in the aggregate, own shares of capital stock comprising more than five percent
(5%) of the of the voting power on matters properly brought for a vote of the shareholders of the Company ("Voting Power") (for purposes of this Section 6, ownership of any options, warrants or convertible securities, including without limitation the Series B Stock, entitling the holder thereof to acquire record or beneficial ownership in shares of capital stock shall be deemed ownership of the Voting Power of an equivalent number of shares of such capital stock), it will perform and observe the following covenants and provisions:

		Financial Statements.  The Company will
maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to ICP and Zesiger Capital Group LLC the following reports:

		(a)			within fifteen
(15) days after the date of such filing, copies of all documents filed by the Company with the SEC including, but not limited to, all reports on Forms 10-K, 10-Q, 8-K and their exhibits;

		(b)	 		within ten (10)
days following the end of each calendar month, a divisional performance report for the month just ended in the format and form as set forth in Exhibit G, attached hereto, indicating the performance of each of the Company's divisions and comparing such performance to the Company's then applicable business plan targets; and

		(c)			such other
financial information as the Purchasers may reasonably request, including, without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this
Section 6.1, other customary information and materials, including, without limitation, reports of adverse developments, management letters, communications with stockholders or directors, press releases, registration statements and any other reports filed by the Company, or by any of its officers and directors with respect to the Company, with a securities exchange or with the Securities and Exchange Commission.


		Payment of Taxes, Compliance with Laws,
etc.. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will use its best efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all Environmental Laws.

		Insurance.  The Company will keep its
insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of the Company to protect the Company. The
Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property which, in the reasonable business judgment of the Company, is customary in the industry in which the Company operates for companies of comparable size.

		Maintenance of Properties.  The Company
will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as is reasonably necessary to permit such business to be properly and advantageously conducted.

		Affiliated Transactions.  Except with
respect to compensation arrangements with, and the
reimbursement of expenses of, employees of the Company in
the ordinary course of business, all transactions by and
between the Company and any director, officer, employee, or stockholder of the Company or persons controlled by or affiliated with such director, officer, employee or stockholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Company than could
be obtained from non-related persons and shall be approved
by the Board of Directors after full disclosure of the terms thereof, for which purpose the interest party, if a director, and any affiliate of the interested party who is a director, shall not be entitled to vote.
5
		Inspection Rights.  At any time during
normal business hours and upon reasonable prior notice to the Company, the Purchasers or their designated representatives or agents may (a) visit and inspect the premises and any of the properties of the Company including its records and books of account (and make copies thereof and take extracts therefrom), and (b) discuss the affairs, finances and accounts of the Company with its officers, directors, employees and accountants, all at the expense of the Purchasers.

		Litigation. The Company promptly (and, in any event, not later than the date of release of such information to the public generally) shall notify ICP or their transferees of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Company, threatened) against the Company or against any officer, director, key employee, or principal stockholder of the Company, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

		Reservation of Conversion Stock.  The
Company will, upon any increase in the number of shares of Common Stock issuable upon conversion of the Series B
Stock reserve additional shares of Common Stock for issuance upon such conversion, and will reserve additional shares of Common Stock for issuance upon exercise of the Warrants, whether or not the Warrants have at such time been executed and delivered to the Purchaser, so that the number of shares of Common Stock so issued upon such conversion or exercise will not at any time be less than the number of such shares issuable upon such conversion or exercise.

		Merger, Consolidations, Disposal of
Ownership of Subsidiaries, etc. Without the prior written consent of ICP (acting on instructions from the Purchasers), the Company will not, and will not permit any of its subsidiaries to:

		(a)			consolidate with
or merge with any other corporation or entity;

		(b)			convey, transfer
or lease substantially all of its assets in a single transaction or series of transactions to any person or entity; or

		(c)			sell or otherwise
dispose of any shares of any subsidiary or affiliate, nor will the Company permit any subsidiary to issue, sell or dispose of any shares of such subsidiary's own stock.

	 	ICP Designates to Board of Directors. For so long as ICP or one or more Purchasers, in the aggregate, own shares of capital stock comprising more than ten percent (10%) of the Voting Power, at least two (2) members of the Company's Board of Directors shall at all times be members designated by ICP (acting on instructions from the Purchasers) and at least one such ICP-designated member shall at all times be a member of the Compensation
Committee of the Company's Board of Directors, and for so long as ICP or one or more Purchasers, in the aggregate, own shares comprising more than five percent (5%) of the Voting Power, (a) at least one (1) member of the Company's Board of Directors shall at all times be members designated by ICP (acting on instructions from the Purchasers) and such ICP-designated member shall at all times be a member of the Compensation Committee of the Company's Board of
Directors and (b) the Company shall have an Executive
Committee of the Board of Directors comprised of one (1) Management Director (hereinafter defined), one (1) Director who was designated to be a director by ICP , and one (1) additional director who has been designated by the other holders of the Company's Series B Convertible Preferred
Stock.. For purposes of this Section 6.10, (1) ownership of any options, warrants or convertible securities, including without limitation the Series B Stock, that upon exercise or conversion shall entitle the holder thereof to acquire shares of capital stock, shall be deemed to be ownership of the Voting Power of the equivalent number of shares of capital stock.;
and (2) "Management Director" shall mean an officer and full-time employee of the Company, provided however the Anthony Autorino shall be deemed a Management Director for so long as he is a member of the Board of Directors of the Company.

	B.	In addition to the covenants set forth above,
the Company covenants and agrees that it will perform and observe the following covenants and provisions:

		Additional Capital.

		(a)	 	The Company shall, on a
best effort basis, within the period beginning on the day after the date that shares of the Series B Stock are first issued, and ending on and including the one hundred eighty-first (181st) day following the date that shares of the Series B Stock are first issued (the "Additional Capital Period"), obtain at least $5,000,000 of additional net equity financing and a revolving credit facility of at least $2,500,000 in principal amount.

		(b)	 	In  the event that within
the Additional Capital Period, the Company fails to obtain an aggregate of Five Million and No/100 Dollars
($5,000,000.00) in Qualified Capital (as hereinafter defined) then each Purchaser hereunder shall be entitled to a pro rata reduction to the purchase price for the shares of Series B Stock acquired by such Purchaser pursuant to this Agreement
(a "Reduction") equal to Fifty Cents ($0.50) for each share purchased. Each such Adjustment shall be paid to the Purchaser entitled thereto within five days following the end of the Additional Capital Period and shall be in the form of additional shares of Series B Stock to be issued to such Purchaser. The number of shares to be so issued shall be the number obtained by dividing the cash value of the Reduction by Ten and No/100 Dollars ($10.00), with any fractional amounts resulting from such calculation rounded to the nearest whole integer. As used herein, the term "Qualified Capital" shall mean any of the following (1) the proceeds (net of commissions and selling expenses) from the sale of the Series B Stock, and (2) up to Two Million Five Hundred Thousand and No/100 ($2,500,000.00) in aggregate principal amount of a revolving loan facility entered into with an institutional lender, provided that such facility (A) commences during the aforesaid period ending on the one hundred eighty-first (181st) day following the date that the shares of Series B Preferred are first issued, (B) has an expiration date of no less than twelve (12) months from the date such facility first commences (the "Available Period") and (C) shall entitle the Corporation to borrow, repay and reborrow up to the full amount of such principal amount during the Available Period under terms and conditions usual for such facilities.

		(c)	 	In the event that, during
the respective time periods set forth below, the Company agrees to issue (irrespective of whether such issuance is to be at the time of such agreement or at some later date) or issues warrants entitling the holder thereof to purchase shares of Series B Stock, the per share exercise price pursuant to each such warrant shall not be less than the respective amounts set forth below for each applicable period:

From the date hereof through September 15, 1996   	$3.00;
From August 16, 1996 through December 15, 1996  	$3.60;
From December 16, 1996 through March 15, 1997  	$4.32;
From March 16, 1997 through June 15, 1997        	$5.18;
From June 16, 1997 through August 15, 1997            $6.21;
Thereafter                       			  	$7.45.

		(d)	 	In the event that during
the period commencing on the date hereof and ending on December 31, 1997, the Company shall issue any shares of capital stock or securities exercisable, convertible, or exchanged for shares of capital stock (other than shares of Series B Stock, the Warrants and other warrants for shares of Series B Stock issued in transactions substantially the same as the transaction set forth herein) ("Additional Securities"), each Purchaser shall have the right to convert all or any part of such Purchaser's shares of Series B Stock into additional Securities valued at the sum of (i) the price at which each such share was originally issued by the Company (the
Original Issue Price); and (ii) an amount equal to one percent (1%) of such Original Issue Price for each calendar month (or part thereof) between the date hereof and the date of issuance of such Additional Securities (including in such calculation the month of this transaction and the month the Additional Securities are issued). Upon the issuance of such Additional Securities, the Company shall give each Purchaser written notice of such action and the Purchasers shall have thirty-five
(35) days after receipt of such notice to elect (by written notice) their right to convert their shares of Series B Stock.

	 	Prohibition on Additional Equity Financing.
Without the prior written consent of ICP (acting on instructions from the Purchasers) and an affirmative majority vote of the Executive Committee of the Company's Board of Directors, the Company shall not (a) conduct or engage in any public offering of any of its capital stock (or any options, warrants, convertible securities or similar instruments relating to such capital stock) or (b) conduct or engage in any private offering of any of its capital stock (or any options, warrants, convertible securities or similar instrument relating to such capital stock), except for (i) the private offering of the Series B Stock to the Purchasers and to STFI as contemplated in this Agreement and (ii) a private offering of no more than $5,000,000 (net of commissions and selling expenses) of the Series B Stock, as contemplated by Section 6.11 (a) hereof.

	 	 Adjustment to Purchase Price.  In the event
that at any time during the period ending twelve (12) months from the date hereof (the "Adjustment Period"), the Company enters into any equity financing agreement or arrangement entitling any person or entity (an "Other Investor") to acquire any shares of Series B Stock or Common Stock (or any option, warrant or convertible security that upon exercise or conversion shall entitle the holder thereof to acquire ownership of shares of Series B Stock or Common Stock) at a per share purchase price less than ten dollars ($10) (a "Lower Price"), then each Purchaser hereunder shall be entitled to a pro rata adjustment to the purchase price for the shares of Series B Stock acquired by such Purchaser pursuant to this Agreement (an "Adjustment"). Such Adjustment shall be the difference between $10 per share and the Lower Price per
share.   Each such Adjustment shall be paid to the Purchaser
entitled thereto in the form of additional shares of Series B Stock to be issued to such Purchaser, the number of shares to be issued to be the number obtained by dividing the cash value of the Adjustment by Ten and No/100 Dollars ($10.00), with any fractional amount resulting from such calculation being rounded to the nearest whole integer. Each Adjustment shall be paid to the Purchaser entitled thereto upon the consummation of the transaction pursuant to which the Other Investor or Other Investors have acquired the shares that are the subject of the Adjustment (irrespective of whether such consummation occurs after the Adjustment Period).

	 	CEO.  Immediately following the date of
Closing, the Company will retain an executive search firm and take all other necessary action on a best efforts basis to expeditiously retain a Chief Executive.

	 	Maintenance of Cash Reserves in
Anticipation of Mandatory Redemption. Promptly, at the end of the fiscal quarter ending September 30, 1997, the Company, acting through the Executive Committee of the Company's Board of Directors, shall, in good faith and based upon all information then available to it, including internally generated financial statements and its Form 10Q for such quarter, prepare financial projections indicating whether holders of shares of the Series B Stock shall be entitled to require the Company to redeem such shares pursuant to
Section 7 of the Certificate of Designation. In the event that such projections indicate that such holders shall be entitled to require such redemptions, the Company, acting through the Executive Committee of the Board of Directors, shall take all such reasonable and prudent actions, on a best efforts basis, to build, conserve and maintain the Company's cash reserves in order to meet its obligations under Section 7 of the Certificate of Designations.


	16	 	Anti-Dilution.

	(a)  For purposes of this Section:

		(i)  "Common Stock Equivalents" shall
mean (1) any securities which are directly or indirectly convertible into Common Stock, and (2) any options, warrants, or rights to purchase Common Stock or securities which are directly or indirectly convertible into Common
Stock;

		(ii)  "Dilutive Price" shall mean, for any
issuance of shares of Common Stock or Common Stock
Equivalents, net consideration per share that is less than the then Trigger Price.

		(iii) "Trigger Price" shall mean, at any time of determination, the price per share that is the midpoint between the Maximum Conversion Price and the Minimum
Conversion Price (as each such term is defined in the Certificate). If and as the Maximum Conversion Price and the Minimum Conversion Price change pursuant to the terms of the Certificate, the Trigger Price shall also change to that per share value then representing the midpoint between the Maximum Conversion Price and the Minimum Conversion
Price, as so changed.

	(b) Except for transactions that are exempted pursuant to subsection (c) of this Section, if the Company shall at any time or from time to time after August 19, 1996 and prior to August 19, 1997, issue any additional shares of Common Stock, or issue Common Stock Equivalents, for a net consideration per share that is a Dilutive Price at the time of such issuance, each holder of shares of Common Stock that was converted into Common Stock from shares of Series B
Stock prior to such issuance shall be entitled to receive, at no additional consideration, that number of additional shares of Common Stock equal to (i) the product of (1) the number of such shares of Common Stock resulting from conversion prior to such issuance, and (2) difference between the Dilutive
Price and the Trigger Price at the time of such issuance, divided by (ii) the Dilutive Price. The benefits of this Section shall only be available to a Purchaser hereunder, and not to any transferee of a Purchaser. The Company shall provide notice to all Purchasers within ten (10) days of each issuance of shares of Common Stock that would be an issuance at a Dilutive Price with respect to any Purchaser. The Company shall issue the additional shares of Common Stock to each Purchaser entitled thereto pursuant to this Section within twenty (20) days of each issuance at a Dilutive Price.

	(c) The provisions of this Section shall not apply with respect to any issuance (i) of Common Stock or Common Stock Equivalents if such issuance is made pursuant to an employee incentive plan or a Board of Directors option plan, in each case approved by the Company's Board of Directors, provided however that the aggregate number of shares of Common Stock and Common Stock Equivalents issued and issuable under all employee incentive plans and Board of Directors option plans does not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock of the Company, or (ii) upon exercise or conversion of Common Stock Equivalents outstanding on the date hereof.
The issuance of Common Stock Equivalents shall be deemed the issuance of the shares of Common Stock underlying the Common Stock Equivalents at the time of such issuance of Common Stock Equivalents, and no additional issuance to Purchasers shall be made under this Section with respect to the issuance of shares of Common Stock upon the exercise or conversion of Common Stock Equivalents if an issuance of additional shares has previously been made as above provided.

	Registration Rights.

		Certain Definitions.  As used in this
Section, the following terms shall have the following respective meanings:

		(a)		"Commission" shall mean
the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

		(b)		"Convertible Securities"
shall mean securities of the Company convertible into or exchangeable for Registrable Securities, including the Series
B Stock and the Warrants.

		(c)		"Form S-1" shall mean
Form S-1 issued by the Commission or any substantially similar form then in effect.

		(d)		"Form S-2" shall mean
Form S-2 issued by the Commission or any substantially similar form then in effect.

		(e)		"Form S-3" shall mean
Form S-3 issued by the Commission or any substantially similar form then in effect.

		(f)		"Material Adverse Event"
shall mean an occurrence having a consequence that either
(a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Company.

		(g)		The terms "Register",
"Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

		(h)		"Registrable Securities"
shall mean all Common Stock not previously sold to the public (i) issued or issuable to the Purchasers upon conversion of the Company's Series B Stock or exercise of the Warrants, as the case may be, or (ii) Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares.

		(i)		"Registration Expenses"
shall mean all expenses incurred by the Company in complying with Sections 7.2 or 7.3 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but shall not include Selling Expenses.

		(j)		"Securities Act" shall
mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

		(k)		"Selling Expenses" shall
mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement and all expenses of any special counsel for the Purchasers.

		Demand Registration.


		(a)		Request for Registration
on Form Other Than Form S-3.  In the event that the
Company shall receive, at any time after November 16, 1996, a written request from holders of at least fifty per cent (50%) of the Registrable Securities as of such time that the Company effect any Registration with respect to all or a part of the Registrable Securities on Form S-1 or Form S-2, the
Company shall, as expeditiously as possible, use its best efforts to effect Registration of the Registrable Securities specified in such request (but not including by means of a shelf registration pursuant to Rule 415 under the Securities
Act)("Demand Registration"). The Company shall not be obligated to effect more than two (2) Registrations pursuant to this subsection a, nor shall it be required to effect the second Demand Registration within one hundred eighty (180) days after the first Demand Registration is no longer effective, provided that a Registration shall not be counted for this purpose if the Company elects to sell stock pursuant to a Registration at the same time as the Registration requested hereunder (other than in connection with a merger or a dividend reinvestment plan or pursuant to a Registration Statement on Form S-4 or S-8) and less than all the Registrable Securities for which Registration was requested are included.

			Request for Registration on Form
S-3. Subject to the terms of this Agreement, in the event that the Company receives from holders of at least fifty per cent (50%) of the Registrable Securities a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the Company will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request. The Company shall be obligated to effect Registration under this Section b on two occasions.

		(c)		The Company shall not be
required to prepare and file a Registration Statement pursuant to Section a or b which would become effective within 90 days following the effective date of a Registration Statement (other than a Registration Statement on Form S-8) filed by the Company with the Commission pertaining to an underwritten offering of convertible debt securities or equity securities for cash for the account of the Company or another holder of securities of the Company, or if the Company gives written notice to the Purchasers within 10 days of receipt of a demand that the Company will initiate within 30 days the preparation of such Registration Statement and in each such case the Purchasers were afforded the opportunity to include Registrable Securities in such Registration pursuant to
Section 7.3 (subject to the limitations thereof). Notwithstanding the foregoing, holders of Registrable Securities shall have the right to demand Registration at least once in any calendar year.

		(d)		Registration of Other
Securities in Demand Registration. A Registration pursuant to Section a may include securities other than Registrable Securities included in such Registration only with the prior written consent of the holders of 50% of the Registrable Securities, subject to registration rights that exist as of the date hereof.

		(e)		Underwriting in Demand
Registration.

			(1)		Notice of
Underwriting. If the Purchasers intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 7.2.

			(2)		Selection of
Underwriter in Demand Registration. Subject to the obligations of the Company to H.J. Meyers & Co., Inc., the Company, together with the Purchasers engaged in a Registration, shall enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Purchasers engaged in the Registration and agreed to by the Company, which agreement shall not be unreasonably withheld provided such underwriter is experienced and reputable.

				If a Purchaser disapproves
of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least fifteen (15) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. (The fact that holders of 50% of the Registrable Securities are no longer participating shall not give the Purchasers any additional demand rights under Section
7.2(a))

		(f)		Blue Sky in Demand
Registration. In the event of any Registration pursuant to
Section 7.2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky Laws of such jurisdictions as the Purchasers shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling holders.

		Piggyback Registration.


		(a)		Notice of Piggyback
Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder exercising demand registration rights), other than (i) pursuant to a Registration Statement which exclusively relates to the Registration of securities under an employee stock option, purchase, bonus or other benefits plan, a dividend reinvestment plan or a merger or consolidation or (ii) a Registration relating solely to a transaction under Rule 145 promulgated by the Commission, the Company will: (1) promptly give the Purchasers written notice thereof (which shall include a list of the jurisdiction in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (2) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by the Purchasers within 15 days after delivery of such written notice from the Company.

		(b)		Underwriting in
Piggyback Registration.

			(1)		If the
Registration of which the Company gives notice is a Registered public offering including an underwriting, the Company shall so advise the Purchasers as part of the written notice given pursuant to Section a. In such event the right of the Purchasers to Registration shall be conditioned upon such underwriting (as it is agreed to by the Company) and the inclusion of a Purchaser's Registrable Securities in such underwriting to the extent provided in this Section 7.3. The Purchasers shall, together with the Company, enter into an underwriting agreement with the Underwriter's
Representative for such offering.


			(2)		Marketing
Limitation in Piggyback Registration. In the event the Underwriter's Representative advises the Company and the Purchasers in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to by Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in clause 3 below) may exclude some or all of the Registrable Securities from such registration and underwriting.


			(3)		Allocation of
Shares in Piggyback Registration. In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 2, each Purchaser requesting Registration shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the number of shares requested to be included) with all other requesting Purchasers and other persons who are exercising similar written piggyback registration rights requesting registration.

			(4)		Withdrawal in
Piggyback Registration. If any Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least fifteen (15) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

		(c)		Blue Sky in Piggyback
Registration. In the event of any Registration of Registrable Securities pursuant to Section 7.3, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Company shall otherwise be registering or qualifying; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

		Additional Requirements.

			Expenses of Registration.  All
Registration Expenses incurred in connection with the Registration pursuant to Section a, all Registrations on Form S-3 pursuant to Section b, and all Registrations pursuant to
Section 7.3 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section a if the registration request is subsequently withdrawn at the request of the Purchasers requesting such Registration (whereafter such Purchasers shall bear such expense);
provided further, however, that if at the time of such withdrawal, the Purchasers have learned of a Material
Adverse Event with respect to the condition, business or prospects of the Company not known to the Purchasers at the time of their request, then the Purchaser shall not be required to pay any of such expenses. Selling Expenses to be borne by the holders of the Registrable Securities Registered shall be borne pro rata on the basis of the number of Registrable Securities.

		(b)		Registration Procedures.
The Company will keep the registering Purchasers advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of 180 days if the Registration is on Form S-1, 270 days if the Registration is on Form S-3, or until the registering Purchasers have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the registering Purchasers from time to time may reasonably request.

		Information Furnished by Purchasers. It shall be a condition precedent to the Company's obligations under this Agreement that the Purchasers furnish to the Company such information regarding the Purchasers and the distribution proposed by the Purchasers as the Company may reasonably request.

		Indemnification.


		(a)		Company's
Indemnification of the Purchasers. To the extent permitted by the law, the Company will indemnify each of the Purchasers, its directors, officers, stockholders, partners or other beneficial owners and legal counsel, and each person controlling such Purchasers, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each Purchasers, each of such Purchaser's directors, officers, stockholders, partners or other beneficial owners, each such underwriter and each person who controls any such Purchasers or underwriter, for any legal and any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section a shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by any Purchasers, underwriter or controlling person and stated to be for use in connection with the offering of securities of the Company.


		(b)		Purchaser's
Indemnification of Company. To the extent permitted by law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, stockholders, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, and each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Purchaser of any rule or regulation promulgated under the Securities Act applicable to such Purchaser and relating to action or inaction required of such Purchaser in connection with any such Registration, qualification or compliance; and will reimburse the Company, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Purchaser and stated to be specifically for use in connection with the offering of securities of the Company.

			Indemnification Procedure.
Promptly after receipt by an indemnified party under this
Section 7.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section
7.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action.
The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld, provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Purchasers in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.6.

		Limitations on Additional Registration
Rights. The Company shall not, without the prior written consent of the holders of 50% of the then-outstanding Series
B Stock (which consent shall not be unreasonably withheld), enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any right to Register or cause the Registration of any securities of the Company, unless (i) such rights are in all respects subordinate to those of the holders of Series B Stock; or (ii) such rights are in all respects not greater than or senior to those of the holders of Series B Stock and the recipients of such rights are purchasing Common
Stock or securities exercisable for or convertible into Common Stock at a price no less than the current Conversion
Price of the Series B Stock as defined in the Certificate.

		Current Public Information. At all times the Company will file all reports required under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations thereunder, and will take such further action as may be reasonably required to enable any holder of "restricted securities" (as defined in Rule 144 adopted by the Commission under the Securities Act) to sell such securities pursuant to Rule 144, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

	Miscellaneous.

		Transfer of Rights.

		(a)		Transfer of Rights.  The
rights granted to the Purchasers under Sections 6 and 7 may be transferred to any, person or entity acquiring or which would own after such transfer, at least 25,000 shares of Series B Stock or Common Stock; provided, however, that the Company must receive written notice of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned.

		(b)		Transferees.  Any
transferee (other than a Purchaser) to whom rights under Sections 6 and 7 are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed by Sections 6 and 7 hereof to the same extent as if such transferee were a Purchaser hereunder. Upon the execution of such instrument, such transferee shall be treated as a Purchaser for all purposes hereunder.

		(c)		Subsequent Transferees.
A transferee to whom rights are transferred pursuant to this
Section 8.1 may not again transfer such rights to any other person or entity, other than as provided in (a) or (b) above.

		Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Series B Stock or any shares of Common Stock issuable upon conversion of the Series B Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default or of any similar breach or default therefore or thereafter occurring, or an acquiescence therein. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions of conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

		Adjustments.  Except as otherwise
specifically provided, all applicable provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split or combination or other such recapitalization.

		Successors and Assigns.  Except as
otherwise expressly provided herein, the provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

		Survival of Representations and Warranties.
The representations, warranties, covenants, promises and agreements contained in this Agreement shall survive and remain in full force and effect for one (1) year after the Closing, without regard to any investigation made at any time by the Purchasers or on their behalf.

		Expenses. The Company shall reimburse to the Purchasers the legal fees of Pepe & Hazard, counsel to the Purchasers, and other professional and out-of-pocket expenses incurred by the Purchasers. In addition, the company shall bear its own legal and other expenses in connection with the transactions contemplated by this Agreement.

		Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

		(a)		If to the Company:

			Shared Technologies Cellular, Inc.
			100 Great Meadow Road
			Wethersfield, CT 06109
			Attn:  Legal Department

(or at such other address as may have been furnished in writing by the Company to the Purchasers)

			with a copy to:

			Gadsby & Hannah
			125 Summer Street
			Boston, MA 02110
			Attn:  Harold J. Carroll, Esq.

		(b)	If to the Purchasers, at the
respective addresses set forth on Exhibit A hereto, or at such other address as may have been furnished to the Company in writing by the Purchasers

(or at such other address as may have been furnished in writing by the Purchasers to the Company).

		Brokers. The Company and the Purchasers represent and warrant to each other no finder or broker was retained in connection with the transactions contemplated by this Agreement, and each of them shall indemnify and hold harmless the other party from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

		No Conditions to Effectiveness; Entire
Agreement. There are no conditions to the effectiveness of this Agreement. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

		Amendments and Waivers.  Except as
otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom such amendment or waiver is to be enforced. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further continuing waiver of any such term, condition or provision.

		Counterparts.  This Agreement may be
executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

		Governing Law.  This Agreement shall be
governed by and interpreted and construed in accordance with the laws of the State of Connecticut.



	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as an instrument as of the date first above written.

		Shared Technologies Cellular, Inc.


			By:
			Name:
			Its


	Purchaser,
		By: Zesiger Capital Group LLC
		     Attorney-in-fact for investors
		      identified in Exhibit A


	By: Albert L. Zesiger
	      Managing Director
       	      International Capital Partners, Inc.


	By: Ajit G. Hutheesing
	      Chairman

	EXHIBIT A

	Purchasers


	EXHIBIT B

	Series B Stock


	EXHIBIT C

	Projections



	EXHIBIT D

	Opinion




	TABLE OF CONTENTS

	Page


1.Authorization and Sale of Series B Convertible Preferred
Stock and Warrant	Page 1 of 28

	1.1 	Authorization of Series B Preferred Stock
		Page 1 of 28
	1.2	Authorization of Warrants	Page 1 of 28
	1.3	Sale of Series B Preferred Stock to the
		Purchasers	Page 1 of 28
	1.4	Advisory Fees	Page 2 of 28
	1.5	Use of Proceeds	Page 2 of 28

	2.	The Closing	Page 2 of 28

	3.	Representations and Warranties of the
		Company Page 2 of 28
	3.1	Organization and Corporate Power	Page 2
		of 28
	3.2	Authorization	Page 3 of 28
	3.3	Capitalization	Page 3 of 28
	3.4	Stockholder Agreements	Page 4 of 28
	3.5	Subsidiaries	Page 4 of 28
	3.6	SEC Filings	Page 4 of 28
	3.7	Projections; Financial Statements	Page 4
		of 28
	3.8	Absence of Undisclosed Liabilities	Page 5
		of 28
	3.9	Absence of Certain Developments	Page 5
		of 28
	3.10	Title to Properties	Page 5 of 28
	3.11	Tax Matters	Page 5 of 28
	3.12	Contracts and Commitments	Page 6
		of 28
	3.13	Proprietary Rights; Employee Restrictions
		Page 7 of 28
	3.14	Effect of Transactions	Page 7 of 28
	3.15	Litigation	Page 7 of 28
	3.16	Securities Laws	Page 8 of 28
	3.17	Business	Page 8 of 28
	3.18	Books and Records	Page 8 of 28
	3.19	Environmental Compliance	Page 8
		of 28
	3.20	Information Supplied to Purchasers
		Page 8 of 28
	3.21	Brokerage	Page 9 of 28
	3.22	Employee Benefit Plans	Page 9 of 28
	3.23	Employees	Page 9 of 28

	4.	Representations and Warranties of the
		Purchasers Page 9 of 28
	4.1	Investment	Page 10 of 28
	4.2	Authority	Page 10 of 28
	4.3	Experience	Page 10 of 28
	4.4	Accredited Investor	Page 10 of 28

	5.	Conditions Precedent to Closing	Page 10
		of 28
	6.	Certain Covenants of the Company	Page 11
		of 28
	6.1	Financial Statements	Page 11 of 28
	6.2	Payment of Taxes, Compliance with Laws,
		etc.	Page 12 of 28
	6.3	Insurance	Page 12 of 28
	6.4	Maintenance of Properties	Page 12 of 28
	6.5	Affiliated Transactions	Page 12 of 28
	6.6	Inspection Rights	Page 13 of 28
	6.7	Litigation	Page 13 of 28
	6.8	Reservation of Conversion Stock	Page 13
		of 28
	6.9	Merger, Consolidations, Disposal of
		Ownership of Subsidiaries, etc.	Page 13
		of 28
	6.10 	ICP Designates to Board of Directors
		Page 14 of 28
	6.11	Additional Capital	Page 14 of 28
	6.12 	Prohibition on Additional Equity Financing.
		Without the prior written consent of ICP
		(acting on instructions from the Purchasers)
		and an affirmative majority vote 	Page 15
		of 28
	6.13 	 Adjustment to Purchase Price	Page 16
		of 28
	6.14 	CEO	Page 16 of 28
	6.15 	Maintenance of Cash Reserves in
		Anticipation of Mandatory Redemption
		Page 16 of 28
	6.16 	Anti-Dilution	Page 17 of 28
	7.	Registration Rights	Page 18 of 28
	7.1	Certain Definitions	Page 18 of 28
	7.2	Demand Registration	Page 19 of 28
	7.3	Piggyback Registration	Page 21 of 28
	7.4	Additional Requirements	Page 22 of 28
	7.5	Information Furnished by Purchasers
		Page 23 of 28
	7.6	Indemnification	Page 23 of 28
	7.7	Limitations on Additional Registration
		Rights	Page 24 of 28
	7.8	Current Public Information	Page 25
		of 28
	8.	Miscellaneous	Page 25 of 28
	8.1	Transfer of Rights	Page 25 of 28
	8.2	Delays or Omissions	Page 25 of 28
	8.3	Adjustments	Page 26 of 28
	8.4	Successors and Assigns	Page 26 of 28
	8.5	Survival of Representations and Warranties
		Page 26 of 28
	8.6	Expenses	Page 26 of 28
	8.7	Notices	Page 26 of 28
	8.8	Brokers	Page 27 of 28
	8.9	No Conditions to Effectiveness; Entire
		Agreement	Page 27 of 28
	8.10	Amendments and Waivers	Page 27 of 28
	8.11	Counterparts	Page 27 of 28
	8.12	Governing Law	Page 27 of 28

EXHIBIT C
[Note: Terms used in this Exhibit but not defined in this Exhibit shall have the meanings ascribed to them in the Agreement (as defined in the text of this Exhibit)]




	COMMON STOCK WARRANT

Date: ________ ___, ____

NEITHER THIS WARRANT, NOR THE STOCK TO BE
ISSUED UPON EXERCISE HEREOF, HAS BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE "1933 SECURITIES ACT"), OR
QUALIFIED OR REGISTERED UNDER ANY STATE
SECURITIES LAWS (THE "STATE SECURITIES LAWS"),
AND THIS WARRANT HAS BEEN, AND THE COMMON
STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL
BE, ACQUIRED FOR INVESTMENT AND NOT WITH A
VIEW TO, OR FOR RESALE IN CONNECTION WITH,
ANY DISTRIBUTION THEREOF.  NO SUCH SALE OR
OTHER DISPOSITION MAY BE MADE WITHOUT AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE
1933 SECURITIES ACT AND COMPLIANCE WITH THE
APPLICABLE STATE SECURITIES LAWS, OR AN
OPINION OF COUNSEL, REASONABLY
SATISFACTORY TO THE ISSUER AND ITS COUNSEL,
THAT SAID REGISTRATION IS NOT REQUIRED
UNDER THE 1933 SECURITIES ACT AND THAT
APPLICABLE STATE SECURITIES LAWS HAVE BEEN
COMPLIED WITH.

TRANSFER AND VOTING OF THE SHARES
PURCHASABLE BY THIS WARRANT ARE SUBJECT TO
THE TERMS OF AN EQUITY HOLDERS AGREEMENT
DATED AUGUST 19, 1996 AMONG THE HOLDER AND
OTHER INVESTORS, A COPY OF WHICH IS ON FILE
AT THE PRINCIPAL OFFICE OF THE CORPORATION.

This certifies that __________ ("Purchaser"), [specify if individual or type of entity and address/place of business], or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereafter sometimes referred to as "Holder"), is entitled to subscribe to and purchase, during the period commencing at the date first set forth above and ending at 5 p.m. Hartford, Connecticut, local time, on the fifth (5th) anniversary of such date, the number of shares of fully paid and nonassessable common stock (the "Common Stock") of Shared
Technologies Cellular, Inc. (the "Company"), a Delaware corporation with its principal place of business at 100 Great Meadow Road, Wethersfield, Connecticut, that have an aggregate purchase price equal to the Aggregate Price (as defined below). The purchase price of each such share shall be the Warrant Price as defined below. This Warrant will be initially exercisable for [specify number of shares equal to number shares issued/issuable to Holder upon conversion of his shares of Series B Stock] shares of Common Stock. This Warrant is issued to Purchaser pursuant to the Agreement (as defined below).

	ARTICLE I
	DEFINITIONS

"Aggregate Price" shall mean [specify as product of (a) number shares issued/issuable to Holder upon conversion of his shares of Series B Stock, multiplied by (b) Three and No/100 Dollars($3.00)].

"Agreement" shall mean that certain Stock Purchase
Agreement among the Company, Purchaser, and certain investors in the Company's Series B Convertible Preferred
Stock entered into on even date herewith.

"Certificate of Designations" means the Company's
Certificate of Designations, Preferences and Rights of Series
B Convertible Preferred Stock, a copy of which is attached as Exhibit B to the Stock Purchase Agreement

"Common Stock Equivalents" shall mean Convertible
Securities and Rights.

"Convertible Securities" means any securities which are directly or indirectly convertible into Common Stock.

"Effective Price" means the quotient obtained by dividing (i)
Minimum Consideration by (ii) Maximum Shares Upon
Exercise.

"Maximum Shares Upon Exercise" means the maximum number of shares of Common Stock issuable under a Common Stock Equivalent upon complete exercise and full conversion of all Rights or Convertible Securities represented thereby, computed without regard to contingent adjustments to the number of shares issuable upon exercise and conversion (other than adjustments caused solely by the passage of time which increase the number of shares issuable upon exercise and conversion).

"Minimum Consideration" means the minimum aggregate consideration paid or payable at any time for the purchase of the Common Stock Equivalents during the term of the Common Stock Equivalents, and upon complete exercise and full conversion of the Common Stock Equivalents, computed without regard to contingent adjustments to exercise or conversion price (other than adjustments caused solely by the passage of time which reduce such minimum aggregate consideration).

"Rights" means any options, warrants, or rights to purchase
Common Stock or Convertible Securities.

"Series B Convertible Preferred Stock" means the Series B
Convertible Preferred Stock described in the Certificate of Designations.


"Stock Purchase Agreement" means that certain  Stock
Purchase Agreement among the Company, Purchaser, and certain investors in the Company's Series B Convertible
Preferred Stock entered into on August 19,1996.

"Warrant Price" shall mean the price of a share of Common
Stock, as such amount may be adjusted from time to time.
The initial Warrant Price is Three and No/100 Dollars
($3.00).


	ARTICLE II
	EXERCISE AND PAYMENT

 .13	Cash Exercise.  The purchase rights represented by
this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

 .14	Net Issue Exercise.  In lieu of exercising this
Warrant pursuant to Section 2.1, Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

		X = Y (A-B)
			A

	Where X =	the number of shares of Common
Stock to be issued to Holder.

		Y =	the number of shares of Common
Stock purchasable under this Warrant (at the date of such calculation).

		A =	the fair market value of one share
of the Company's Common Stock (at the date of such calculation).

		B =	Warrant Price (as adjusted to the
date of such calculation).

 .15	Fair Market Value.  For purposes of this Section 2,
fair market value of one share of the Company's Common
Stock shall mean:
 .15
	(i)	The average of the closing prices of the
Company's Common Stock quoted in the Over-The-Counter
Market Summary (if not on the Nasdaq system) or the closing price quoted on the Nasdaq Stock Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street
Journal for the ten (10) trading days prior to the date of determination of fair market value; or

	(ii)	If the Company's Common Stock is not
traded over-the-counter or on an exchange, the per share fair market value of the Common Stock shall be as determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne by the Company.

 .16	Stock Certificate.  In the event of any exercise of the
rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Aggregate Price with respect to which this Warrant shall not have been exercised shall also be issued to Holder within such time.

 .17	Automatic Exercise.

	(i)	To the extent this Warrant is not previously
exercised, and if the fair market value of one share of the Company's Common Stock is greater than the Warrant Price, as adjusted, this Warrant shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company's Common Stock upon such expiration shall be the fair market value determined pursuant to Section 2.3 above.

	(ii)	In the event that the Company exercises its
right under Section 6 of the Certificate of Designations adopted by the Company on August 16, 1996 (which
Certificate specifies the rights and privileges of the Series B Stock) to redeem all of the Series B Stock, this Warrant shall be deemed automatically exercised in accordance with
Section 2.2 hereof (even if not surrendered) as of the date upon which such redemption occurred.

	(iii)	To the extent this Warrant or any portion
thereof is deemed automatically exercised pursuant to this
Section 2.5, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Company's Common Stock, if any, Holder is to receive by reason of such automatic exercise.

 .18	Stock Fully Paid; Reservation of Shares.  The
Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock as would be required upon the full exercise of the rights represented by this Warrant.

 .19	Fractional Shares.  No fractional share of Common
Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Warrant Price.


	ARTICLE III
	CERTAIN ADJUSTMENTS OF NUMBER OF
	 SHARES PURCHASABLE AND WARRANT
PRICE

	The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

 .20	Reclassification, Consolidation or Merger.  In case
of: (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or merger of the Company with or into another corporation
(other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock therefore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3 and the provisions of this Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

Subdivision or Combination of Shares. If the Company shall at any time while this Warrant remains outstanding and unexercised in whole or in part: (i) divide its Common Stock, the Warrant Price shall be proportionately reduced; or (ii) combine shares of is Common Stock, the Warrant Price shall be proportionately increased.

 .22	Adjustment for Issue or Sale of Shares at Less Than
the Warrant Price. If, in a transaction other than an issuance excepted from these provisions as set forth below or an issuance that causes an adjustment under Sections 3.1 or 3.2, the Company shall at any time or from time to time, issue any additional shares of Common Stock without consideration or for a net consideration per share less than the Warrant Price in effect immediately prior to such issuance, then, and in each case, the Warrant Price shall be lowered to an amount equal to the lowest per share price received, or deemed received, by the Company as consideration for such Shares.


	For purposes of this Section 3.3:

	(i)	There shall be no adjustment under this
Section 3.3 for any sales or issuances: (a) in a transaction in which an adjustment will be made pursuant to Section 3.1 or 3.2; (b) of Common Stock or Common Stock Equivalents not in excess of ten per cent (10%) of the then issued and outstanding shares of Common Stock of the Company, if such issuance is made pursuant to an employee incentive plan approved by the Company's shareholders and Board of Directors; (c) upon exercise or conversion of Common Stock Equivalents outstanding on the original date of issuance of this Warrant, or (d) upon the conversion or exchange of shares of the Series B Convertible Preferred Stock into any other instrument or shares of capital stock prior to January 1, 1998;

	(ii)	The issuance of Common Stock Equivalents
shall be deemed an issuance at such time of the shares of Common Stock underlying the Common Stock Equivalents.
If the Effective Price shall be less than the Warrant Price at the time of such issuance, then an adjustment in the Warrant Price shall be made upon each such issuance in the manner provided in this Section 3.3. No adjustment of the Warrant Price shall be made under this Section 3.3 upon the issuance of shares of Common Stock upon the exercise or conversion of Common Stock Equivalents if an adjustment has previously been made as above provided. Any adjustment of the Warrant Price shall be disregarded, if, as and when such Common Stock Equivalents expire or are canceled without being exercised so that the Warrant Price effective immediately upon such cancellation or expiration shall be equal to the Warrant Price in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to the Warrant Price had the expired or canceled Common Stock Equivalents not been issued.

Other Action Affecting Common Stock. If the Company takes any action with respect to its capital structure affecting its Common Stock after the date hereof other than an action described in either of Sections 3.1 and 3.2 hereof, which would have a material effect upon Holder's rights hereunder, the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

 .24	Time of Adjustments to the Warrant Price.  All
adjustments to the Warrant Price and the number of shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

	(i)	the date of issue (or date of sale, if earlier)
of the security causing the adjustment;

	(ii)	the effective date of a division or
combination of shares;

	(iii)	the record date of any action of holders of
the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling shareholders to receive a distribution or dividends.

 .25	Notice of Adjustments.  In each case of an
adjustment in the Warrant Price and the number of shares purchasable hereunder, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 6.9 hereof.

 .26	Duration of Adjusted Warrant Price.  Following each
adjustment of the Warrant Price, such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

 .27	Adjustment of Number of Shares.  Upon each
adjustment of the Warrant Price pursuant to Sections 3.1, 3.2 or 3.4, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share, to the number obtained by dividing the Aggregate Price by the Warrant Price as adjusted. No adjustment to the number of shares of Common Stock purchasable hereunder shall be made upon an adjustment of the Warrant Price pursuant to
Section 3.3.

	ARTICLE IV
	TRANSFER, EXCHANGE AND LOSS

 .28	Transfer.  This Warrant is transferable on the books
of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant. Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

 .29	Securities Laws.  Upon any issuance of shares of
Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of:
(1) the 1933 Securities Act; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

 .30	Exchange.  This Warrant is exchangeable at the
principal office of the Company for Warrants to purchase the same Aggregate Price purchasable hereunder, each new
Warrant to represent the right to purchase such Aggregate Price as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of shares of Common Stock covered thereby, the Aggregate
Price of such shares, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

 .31	Loss or Mutilation.  Upon receipt by the Company of
evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.

	ARTICLE V
	HOLDER RIGHTS

 .32	No Shareholder Rights Until Exercise.  No Holder
hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time of cash or net issue exercise pursuant to Sections 2.1 and 2.2 hereof, or at the time of automatic exercise hereof (even if not surrendered) pursuant to Section 2.5 hereof.

	ARTICLE VI
	MISCELLANEOUS

 .33	Additional Covenants by the Company.  The
Company further covenants and agrees that it will:

		a.	Give each Holder prompt written
notice of any intended changes to the composition of its capital structure, whether by issuance of new securities or otherwise;

		b.	Give each Holder written notice of
any shareholders' meeting and will allow a representative of each Holder to attend such meetings;

		c.	Allow, upon reasonable notice and
at reasonable times, the inspection of its minute book and other corporate records by a representative of the Holder;

		d.	Not engage, other than on arm's
length terms, in any transaction with any of its shareholders or affiliates (as such term is defined under Rule 144 issued by the Securities and Exchange Commission under the 1933
Securities Act, as amended);

		e.	Provide Holder, within fifteen (15)
days after the date of such filing, copies of all documents filed by the Company with the Securities and Exchange
Commission including but not limited to all reports on Forms
10-K, 10-Q, 8-K and their exhibits.

 .34	Governmental Approvals.  The Company will from
time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance, sale and delivery of the shares of Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.
 .34
 .35	Governing Laws.  It is the intention of the parties
hereto that except as set forth below, the internal laws of the state of Connecticut, U.S.A. (irrespective of its choice of law principles) shall govern the validity of this warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Notwithstanding the foregoing, the corporation laws of the State of Delaware shall govern the procedural and substantive matters pertaining to the due authorization, issuance, delivery and exercise of this Warrant and the shares of Common Stock upon exercise hereof. Except as set forth below, the parties hereby agree that any suit to enforce any provision of this Warrant arising out of or based upon this Warrant or the business relationship between any of the parties hereto shall be brought in the United States District Court for the District of Connecticut or the Superior Court in Hartford, Connecticut. Each party hereby agrees that such courts shall have personal jurisdiction and venue with respect to such party, and each party hereby submits to the personal jurisdiction and venue of such courts. In addition to the foregoing jurisdiction, Holder at its sole option, may commence any such suit in any jurisdiction in which the Company has a business office or is incorporated.

 .36	Binding Upon Successors and Assigns.  Subject to,
and unless otherwise provided in, this Warrant, each and all of the covenants, terms provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

 .37	Severability.  If any one or more provisions of this
Warrant, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

 .38	Default, Amendment and Waivers.  This Warrant
may be amended upon the written consent of the Company and the Holder. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

 .39	No Waiver.  The failure of any party to enforce any
of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

 .40	Attorneys' Fees.  Should suit be brought to enforce or
interpret any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitle to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

 .41	Notices.  Whenever any party hereto desires or is
required to give any notices, demand, or request with respect to this Warrant, each such communication shall be in writing and shall effective only if it is delivered by personal service, sent by telecopy or mailed, United States certified mail, overnight service, postage prepaid, return receipt requested, addressed as follows:


	Company:	Shared Technologies Cellular, Inc.
				Attn: President
				100 Great Meadow Road
				Wethersfield, CT 06109

				Fax No.  (203) 258-2401

		Holder:	___________________
				___________________
				___________________
				___________________

				Fax No. (___) ________

	Such communication shall be effective when they are personally delivered, or telecopied, to the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective one (1) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

 .42	Time.  Time is of the essence of this Warrant.

 .43	Construction of Agreement.  This Warrant has been
negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

No Endorsement. Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

 .45	Pronouns.  All pronouns and any variations thereof
shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

 .46	Further Assurances.  Each party agrees to cooperate
fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.


	COMPANY:


	SHARED TECHNOLOGIES CELLULAR, INC.



	By:

	Title:



EQUITY HOLDERS AGREEMENT


This Equity Holders Agreement ("Agreement') is made as of August 19, 1996 by and among International Capital Partners, "Inc. and its affiliates (collectively, "ICP") Zesiger
Capital Group LL. and its investors set forth in Exhibit A hereto (collectively, together with
ICP, "Stockholders") and SHARED TECHNOLOGIES
FAIRCHILD INC. ("STF').
Stockholders and STF are referred to herein collectively as the "Equity Holders".

RECITALS

The following facts set forth the background to this
Agreement:

A. Stockholders and STF, collectively, upon consummation of the transactions contemplated under (1) that certain Series B Convertible Preferred Stock Purchase Agreement (the" ICP Stock Purchase Agreement') entered into on the date hereof by and among Stockholders and Shared Technologies
Cellular, Inc., a Delaware corporation with its principal place of business in Wethersfield, Connecticut ("STC"), and (2) a certain stock purchase agreement between STF and STC dated the date hereof (the "STF Stock Purchase Agreement"), are the holders of record of shares comprising over Fifty Percent (50%) of the voting power on matters properly brought for a vote of the shareholders of STC ("Voting
Power"; and each share entitling the holder thereof to Voting Power being individually referred to as a "Share" and collectively as the "Shares").

B.	Stockholders and STF desire to enter into certain
understandings regarding the management and control of the STC and the constitution of its Board of Directors.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Stockholders and STF agree as follows:

1.	Management of the Company

1.1	Board of Directors. Each of the Equity Holders
agrees that from and after the date hereof such Investor will vote (or cause to be voted) all of the Shares owned or held of record by such Investor so as to effect the following:

a.	The election of a Board of Directors of STC
consisting of seven (7) members;

b.	The election of no more than two (2) management
directors (the "Management Directors") as such term is defined in Section 1.2 herein;

c.	For so long as one or more of the Stockholders own
Shares comprising (i) more than ten percent (10%) of the Voting Power, the election of two (2) directors as designated by International Capital Partners, Inc. ("ICP"), and (ii) more than five percent (5%) of the Voting Power, the election of one (1) director as designated by ICP (each director so designated by ICP being hereinafter referred to as an "ICP Director"). For purposes of this subsection, ownership of options, warrants or convertible securities that upon exercise or conversion shall entitle the holder thereof to acquire Shares shall be deemed to be ownership of the Voting Power of the equivalent number of Shares;

d.	For so long as STF owns Shares comprising more
than five percent (5%) of the Voting Power, the election of one (1) director as designated by STF (the "STF Director"). For purposes of this subsection, ownership of options, warrants or convertible securities that upon exercise or conversion shall entitle the holder thereof to acquire Shares shall be deemed to be ownership of the Voting Power of the equivalent number of Shares); and

e.	The election of directors of STC who shall cause the
Board of Directors of STC to form an Executive Committee comprised of one (1) Management Director, one (1) ICP
Director, and one (1) additional director as designated by the other holders of the Company's Series B Convertible
Preferred Stock.

1.2	Management Director. For the purposes of Section 1
herein, the term "Management Director" shall mean an officer and full-time employee of STC, provided however that Anthony Autorino shall be deemed a Management Director for so long as he is a member of the Board of Directors of STC. In the event that a Management Director elected in accordance with Section 1. lb., ceases to be either an officer or Full-time employee of STC, such Management Director shall be removed as a Director and his position filled with a qualified Management Director under the procedure set forth for the filling of vacancies on the Board of Directors as set forth in the Bylaws of STC.

2.	Director Indemnification. In the event that any
director contemplated by this Agreement shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its Certificate of Incorporation or otherwise, he shall be entitled to be represented in such action, suit or proceeding by counsel of his choice (subject to the provisions of any applicable insurance policy) and the reasonable expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said Certificate of Incorporation or other provision and permitted by applicable law.

3.	Entire Agreement Amendment and Waiver. This
Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations, commitments, agreements and understandings heretofore had between them with respect thereto. This Agreement may be amended, and compliance with any provisions of this Agreement may be omitted or waived, by the written agreement of all parties. A waiver on one occasion shall not constitute a waiver on any further occasion.

4.	Notices.  All notices, requests, consents, and other
communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

a.	if to the Stockholders:

International Capital Partners, Inc.
300 First Stamford Place
Stamford, CT 06902
Attn:	Legal Department

		and

Zesiger Capital Group LLC
320 Park Avenue
New York, New York 10022
Attn:	Albert L. Zesiger

(or at such other address as may have been furnished in writing by ICP to STF). With a copy to:

Pepe & Hazard
Goodwin Square
Hartford, CT 06103
Attn:	Walter W. Simmers, Esq.

b.	if to STF:

Shared Technologies Fairchild Inc.
100 Great Meadow Road
Wethersfield, CT 06109
Attn:	Legal Department

(or at such other address as may have been furnished in writing by STF to ICP).

With a copy to:

Gadsby & Hannah
125 Summer Street
Boston, MA 02110
Attn:	Harold J. Carroll, Esq.

5.	Counterparts. This Agreement may be executed in
more than one counterpart, each of which shall be deemed to be an original and all of which, together, shall constitute one and the same instrument.

6.	Applicable Law. This Agreement shall be governed
by, and construed and enforced in accordance with, the internal laws of Delaware without regard to its conflict of law rules.

7.	Specific Enforcement. The Equity Holders
acknowledge and agree that the recovery of money damages will not constitute an adequate remedy for breach of the provisions of this Agreement. Accordingly, each Investor agrees that the provisions of this Agreement may be specifically enforced against them in addition to any other remedies available for breach of this Agreement, and each such Investor hereby waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach.

8.	Transferees, Successors and Assigns. This
Agreement shall be inure to the benefit of and shall be binding upon each Investor's transferees, successors and assigns. Each Investor agrees that it will not sell, transfer or assign any of the Shares (or any options, warrants, convertible securities or rights pursuant to which the holder thereof shall be entitled to acquire or would otherwise become the beneficial owner of such Shares), nor grant any security agreement or pledge with respect to such Shares (each a "Transfer") unless prior to such Transfer (a) the proposed purchaser, transferee, assignee, secured party or pledgee of such Shares agrees in writing to be bound by the terms of this Agreement and executes an amendment to this Agreement for that purpose, and Q)) an original of such agreement and amendment are delivered to the Investor who is not consummating such Transfer upon the consummation of such Transfer. Any Transfer of Shares in violation of this Agreement shall be void and unenforceable. The certificates representing the Shares held by the Equity Holders will bear a legend to the following effect:

"Transfer and Voting of the Shares represented by this Certificate are subject to the terms of an Equity Holders
Agreement dated August 19, 1996, among the holder and other Equity Holders, a copy of which is on file at the principal office of the Corporation."

9.	Termination. This Agreement shall terminate upon
the registration of any of the Shares held by any of the parties hereto pursuant to an effective registration statement covering such Shares pursuant to the Securities Act of 1933.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


	ZESIGER Capital GROUP LLC
	Attorney-in-fact for the investors as set forth in Exhibit A hereto


	By:  ______________________
	Name:
	Its ______________________
	(Duly Authorized)


	International Capital Partners, Inc. and its affiliates


	By:  _____________________
	Name:
	Its ______________________
	(Duly Authorized)


	SHARED TECHNOLOGIES FAIRCHILD, INC.


	By:  ______________________
	Name:
	Its ______________________
	(Duly Authorized)